UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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McGrath RentCorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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McGRATH RENTCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 6, 2007

To the Shareholders of McGRATH RENTCORP:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of McGrath RentCorp, a California corporation (the “Company”), will be held at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, on Wednesday, June 6, 2007, at 2:00 p.m., local time, for the following purposes:

1. To elect seven (7) directors of the Company to serve until the 2008 annual meeting of shareholders or until their successors are elected and qualified;

2. To approve the 2007 Stock Incentive Plan;

3. To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2007; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The Board of Directors of the Company has fixed the close of business on April 16, 2007 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Randle F. Rose

Vice President of Administration and Secretary

Livermore, California

April 30, 2007

Mailed to Shareholders

on or about May 4, 2007

McGRATH RENTCORP

5700 Las Positas Road

Livermore, California 94551

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is furnished to the shareholders of McGrath RentCorp, a California corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 6, 2007, at 2:00 p.m., local time, at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Solicitation, Record Date and Voting Procedures

The solicitation of proxies will be conducted by mail and the Company will bear all related costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on April 16, 2007 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 25,185,930 shares of common stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of common stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy and Randle F. Rose, the Company’s Secretary, will act as inspector of elections to tabulate votes cast in person at the Annual Meeting.

Each outstanding share of common stock on the Record Date is entitled to one vote on each matter. However, every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (seven) multiplied by the number of shares held, or may distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. The proxy holders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy. In electing directors, the seven candidates receiving the highest number of affirmative votes shall be elected.

Under the General Corporation Law of the State of California, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions are not included in determining the number of shares voted on the proposals submitted to shareholders. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained.

With respect to Proposal 1 of this proxy statement, a plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions and broker “non-votes” will have no effect on such proposal. Our Corporate Governance Guidelines, amended by the Board of Directors on February 2, 2007, set forth our procedures if a director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is required to make recommendations to the Board of Directors with respect to any such letter of resignation. The Board of Directors is required to take action with respect to this recommendation and to disclose their decision-making process. With respect to Proposal 2 of this proxy statement, the affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of the 2007 Stock Incentive Plan. Abstentions and broker “non-votes” will have no effect on such proposal. With respect to Proposal 3 of this proxy statement, the affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for ratification of the independent auditors. Abstentions and broker “non-votes” will have no effect on such proposal.

The Proxy

The persons named as proxyholders, Robert P. McGrath, the Company’s Chairman of the Board of Directors, and Randle F. Rose, the Company’s Secretary, were selected by the Company’s Board of Directors.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock of the Company represented by the proxy will be voted as to the proposal for which no specification is given as follows:

FOR the election of the director nominees named in this proxy statement; FOR the approval of the 2007 Stock Incentive Plan; and FOR the ratification of the selection of Grant Thornton LLP, as the Company’s independent auditors for the 2007 fiscal year and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business to be conducted at the Annual Meeting.

Revocability of Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of Randle F. Rose, the Company’s Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

Requirements for Shareholder Proposals to Be Brought before an Annual Meeting.    To be considered for presentation to the annual meeting of the Company’s shareholders to be held in 2008, a shareholder proposal must be received by Randle F. Rose, Secretary, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551, no later than January 5, 2008.

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.    Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the annual meeting of the Company’s shareholders to be held in 2008 must be received by the Company no later than January 5, 2008 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Discretionary Authority.    The proxies to be solicited by our Board of Directors for the 2008 annual meeting will confer discretionary authority on the proxyholders to vote on any shareholder proposal presented at such annual meeting if we fail to receive notice of such proposal by March 20, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the number of directors to be not less than four (4) and not more than seven (7). The number of directors on the Board of Directors is currently fixed at seven (7). Each director serves a one-year term. The Board of Directors is currently composed of the following seven (7) directors whose terms will expire upon the election and qualification of directors at the Annual Meeting of shareholders to be held on June 6, 2007: William J. Dawson, Robert C. Hood, Dennis C. Kakures, Joan M. McGrath, Robert P. McGrath, Dennis P. Stradford and Ronald H. Zech. At each annual meeting of shareholders, directors will be elected for full terms of one year to succeed those directors whose terms are expiring.

At the Annual Meeting, the shareholders will elect seven (7) directors. Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech and Ms. McGrath have been nominated to serve a one-year term, until the annual meeting of shareholders to be held in 2008, or until their successors are elected or appointed and qualified, or until their earlier resignation or removal. The Board of Directors has no reason to believe that any of Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech and Ms. McGrath will be unable or unwilling to serve as a nominee or as a director if elected.

Nominees

The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since

William J. Dawson	52	Vice President and Chief Financial Officer of Cerus Corporation	1998

Robert C. Hood	66	Former Executive Vice President and Chief Financial Officer of Excite, Inc.	1999

Dennis C. Kakures	50	Chief Executive Officer and President of the Company	2003

Joan M. McGrath	70	Businesswoman	1982

Robert P. McGrath	73	Chairman of the Board of Directors of the Company	1979

Dennis P. Stradford	60	President and Chief Executive Officer of Nomis Solutions, Inc.	2002

Ronald H. Zech	63	Former Chairman of the Board of Directors and Chief Executive Officer of GATX Corporation	1989

William J. Dawson was elected a director of the Company in 1998. Mr. Dawson joined Cerus Corporation, a publicly held biopharmaceutical company, in August 2004 as Vice President, Finance, and Chief Financial Officer. From 2002 until August 2004, he was Vice President, Finance & Operations, and Chief Financial Officer of Dynavax Technologies Corporation, a publicly held biopharmaceutical company. From 1998 through 2001, he was Corporate Senior Vice President, Business Development, for McKesson Corporation, where he was responsible for mergers and acquisitions and venture capital investing for the San Francisco-based healthcare services company. He was also acting Chief Financial Officer of iMcKesson, a wholly-owned e-health subsidiary of McKesson. Mr. Dawson also serves on the board of directors of Wellington Trust Company, a subsidiary of Wellington Management Company, LLP, a private institutional fund management company. Mr. Dawson received an A.B. in mechanical engineering from Stanford University and an M.B.A. from Harvard Business School.

Robert C. Hood was elected a director of the Company in 1999. Since 1999, he has been an independent investor. From 1996 to 1999, Mr. Hood was Executive Vice President and Chief Financial and Administrative

Officer of Excite, Inc., an Internet portal company. Mr. Hood received a B.A. in Economics from Bates College and an M.B.A. from the Amos Tuck Graduate School of Business at Dartmouth College.

Dennis C. Kakures was elected a director of the Company in 2003 and became the Chief Executive Officer of the Company in 2003. Mr. Kakures has been the President of the Company since 1995. Prior to becoming Chief Executive Officer, he served as Chief Operating Officer from 1989 to 2003 and Executive Vice President from 1993 to 1995. Mr. Kakures received a B.S. in Marketing from California State University at Hayward.

Joan M. McGrath was elected a director of the Company in 1982. Ms. McGrath retired as an employee of the Company on July 1, 2004. Prior to her retirement, Ms. McGrath provided leadership and general management training to Company employees. She served as a Vice President of the Company from 1982 through 1994, and her responsibilities included training sales, supervisory and management personnel and general management. Ms. McGrath received a B.A. in English Literature from Marymount College and an M.A. in Theology from University of San Francisco, and completed doctoral studies in philosophy at Fordham University.

Robert P. McGrath is the founder and Chairman of the Board of Directors of the Company. He has been a director since the Company’s formation in 1979 and our Chairman of the Board of Directors since 1988. From March 2003 to July 2004, Mr. McGrath served as Executive Chairman. From 1979 to March 2003, he also served as the Company’s Chief Executive Officer. He served as President from 1979 to 1994 and Chief Financial Officer from 1979 to 1993. Mr. McGrath received a B.S. in Electrical Engineering from the University of Notre Dame.

Dennis P. Stradford was elected a director of the Company in 2002. Mr. Stradford also served on the Company’s Audit Committee from November 2002 until November 2003. Mr. Stradford joined Nomis Solutions, Inc., a provider of price optimization solutions to the financial services industry, as its President and Chief Executive Officer in January 2004. Mr. Stradford was the Chief Executive Officer of CascadeWorks, Inc., a provider of e-procurement software to Fortune 1000 companies, from 2000 to 2003. From 1998 to 2000, he was Chief Executive Officer of SupplyBase, Inc. a provider of web-based supply-chain management software and services. From 1985 to 1997, Mr. Stradford was with Flextronics International, Ltd., a publicly traded company, and served as its Senior Vice President, Sales and Marketing. He previously held executive and sales positions with Zehntel, Inc. and International Business Machines Corp. Mr. Stradford holds a B.A. from San Jose State University and an M.A., M. Div. from St. Patricks Theolgaite.

Ronald H. Zech was elected a director of the Company in 1989. Mr. Zech retired in 2005 as Chairman of the Board of Directors and Chief Executive Officer of GATX, which provides specialized finance and leasing solutions for customers and partners worldwide. He had 28 total years of service with GATX. Mr. Zech also serves on the board of directors of The PMI Group, Inc., a domestic and international provider of mortgage insurance and financial guarantee products. Mr. Zech received a B.S. in Electrical Engineering from Valparaiso University and an M.B.A. from the University of Wisconsin.

Required Vote

The nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominees’ total. However, under our Corporate Governance Guidelines, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) is required to tender his or her resignation following certification of the shareholder vote.

The Governance Committee shall consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose their decision whether to accept or reject the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

If all members of the Governance Committee receive a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them; provided, however, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 16, 2007:

Name	Age	Position Held with the Company
Robert P. McGrath	73	Chairman of the Board of Directors

Dennis C. Kakures	50	Chief Executive Officer, President and Director

Keith E. Pratt	44	Vice President and Chief Financial Officer

Joseph F. Hanna	44	Senior Vice President of Operations

Randle F. Rose	49	Vice President of Administration and Secretary

David M. Whitney	42	Vice President, Principal Accounting Officer and Corporate Controller

Richard G. Brown	38	Vice President, Mobile Modular

Susan P. Boutwell	52	Vice President, TRS-RenTelco

William J. Dawson(1)(2)	52	Director

Robert C. Hood(1)(2)(3)	66	Director

Joan M. McGrath	70	Director

Dennis P. Stradford(1)(3)	60	Director

Ronald H. Zech(2)(3)	63	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Corporate Governance and Nominating Committee

Robert P. McGrath, Dennis C. Kakures, William J. Dawson, Robert C. Hood, Joan M. McGrath, Dennis P. Stradford and Ronald H. Zech are nominees to the Board of Directors and their descriptions appear under “Proposal No. 1: Election of Directions—Nominees.”

Keith E. Pratt joined the Company in January 2006 as Vice President and was appointed Chief Financial Officer in March 2006. Most recently, he was with Advanced Fibre Communications (AFC), a public telecommunications equipment company in Petaluma, California, where he served as Senior Vice President and Chief Financial Officer. Mr. Pratt served as Chief Financial Officer from 1999 until AFC was acquired by Tellabs, at the end of 2004. He also served as Director of Corporate Development at AFC from 1997 to 1999 prior to becoming Chief Financial Officer. Prior to Mr. Pratt joining AFC, he served as Director, Strategy & Business Development Group at Pacific Telesis from 1995 to 1997. Mr. Pratt has an undergraduate degree from Cambridge University in Production Engineering and an MBA from Stanford University.

Joseph F. Hanna was appointed Senior Vice President of Operations of the Company in January 2005. He served as Vice President of Operations since joining the Company in 2003. Mr. Hanna has extensive sales and operations experience, including 12 years at SMC Corporation of America (a subsidiary of SMC Corporation, Tokyo, Japan) where he served most recently as Director, Sales and Operations, Western United States. His prior experience also includes serving as an officer in the United States Army. Mr. Hanna received a B.S. in Electrical Engineering from the United States Military Academy, West Point, New York.

Randle F. Rose joined the Company in 1997 as its Vice President of Administration and was elected Secretary of the Company in 1999. Mr. Rose received a B.S. in Business Finance from San Jose State University.

David M. Whitney joined the Company as its Corporate Controller in 2000 and was elected Vice President and Principal Accounting Officer in March 2006. Previously he was Manager of Regional Accounting for The Permanente Medical Group in Oakland, California. Mr. Whitney holds a B.S. in Accounting from California State University at Hayward, and is a Certified Public Accountant.

Richard G. Brown was appointed Vice President of the Company and Division Manager of Mobile Modular in January 2005. He previously served as Division Manager of the Company’s modular division from July 2002 to January 2005. He joined the Company in 1992 and has served in both sales and branch management positions for the Company’s modular division. He received a B.A. in Speech Communication from California State University, Northridge in 1992 and an M.B.A. from Azusa Pacific University in 1998.

Susan P. Boutwell was appointed Vice President of the Company and Division Manager of TRS-RenTelco in January 2005. She previously served as Division Manager of the Company’s TRS-RenTelco division from June 2004 to January 2005. She is a 24-year veteran of Technology Rentals and Services (TRS), an electronics equipment rental division of CIT Technologies Corporation that was acquired by the Company in June 2004. At TRS, Ms. Boutwell served in leadership roles including Executive Vice President, Life Cycle Management, from August 2003 to June 2004, as well as sales management, operations and credit/collections.

Each executive officer of the Company serves at the pleasure of the Board of Directors.

Director Independence

Our Board of Directors has determined that four non-employee directors on the Board of Directors, consisting of Messrs. Dawson, Hood, Stradford and Zech, are “independent” as defined in the listing standards of the NASDAQ Stock Market and regulations of the Securities & Exchange Commission (“SEC regulations”) and any other laws applicable to the Company. Mr. and Ms. McGrath, while no longer employees of the Company, are not considered independent because Mr. McGrath is the former Chief Executive Officer and Founder of the Company and Mrs. McGrath is the wife of Mr. McGrath. Mr. Kakures, as an executive officer of the Company, is not considered independent. In making these determinations, our Board of Directors considered transactions and relationships between each director and his or her immediate family and the Company and our subsidiaries, including those reported in the section below captioned “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our Board of Directors affirmatively determined, based on its understanding of such transactions and relationships, that four of our non-employee directors are independent of the Company and, therefore, a majority of the members of our Board of Directors is independent, under the standards set forth by the listing standards NASDAQ Stock Market.

Meetings and Committees of the Board of Directors

During 2006, the Board of Directors met nine times. No director attended fewer than 75% of the aggregate of either (i) the total number of meetings of the Board of Directors held during the period for which he or she was a director, or (ii) the total number of committee meetings of the Board of Directors held in 2006 on which he or she served. All seven directors attended the 2006 Annual Meeting. All directors are expected to attend our Annual Meeting of Shareholders. The standing committees of the Board of Directors currently include the Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee.

Our Board of Directors has determined that all current members of the Compensation Committee are “independent” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations and any other laws applicable to the Company.

Compensation Committee

The Compensation Committee held four meetings in 2006. The Compensation Committee currently consists of Messrs. Dawson, Hood and Stradford; Mr. Dawson served as its chairman. Our Board of Directors has determined that all current members of the Compensation Committee are “independent” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations and any other laws applicable to the Company. In addition, our Board of Directors has determined that all current members of the Compensation Committee shall qualify as “non-employee directors” within the meaning of Securities & Exchange Commission (“SEC”) Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended, and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Board of Directors adopted and approved a charter for the Compensation Committee, which was most recently amended and restated on February 2, 2007. A copy of this charter is posted on our website at www.mgrc.com. The functions of the Compensation Committee, which are discussed in detail in its charter, are to are to (a) evaluate officer and director compensation policies, goals, plans and programs; (b) determine the cash and non-cash compensation of the executive officers of the Company; (c) review and administer the Company’s equity-based and other incentive compensation plans for employees; (d) evaluate the performance of the Company’s chief executive officer; and (e) produce any reports required by the applicable rules and regulations of the SEC.

Compensation decisions for the executive officers of the Company are made by the Compensation Committee. The Compensation Committee directs the Chief Executive Officer to develop the incentive compensation guidelines for the other executive officers and to determine the incentive compensation bonuses for each of the other executive officers. Compensation decisions for directors are made by the Board of Directors after recommendations by the Compensation Committee.

Audit Committee

The Audit Committee held six meetings in 2006. The Audit Committee currently consists of Messrs. Dawson, Hood and Zech; Mr. Hood serves as its chairman. After considering transactions and relationships between each member of the Audit Committee or his immediate family and the Company and our subsidiaries and reviewing the qualifications of the members of the Audit Committee, our Board of Directors has determined that all current members of the Audit Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations and any other laws applicable to the Company. The Board of Directors has also determined that all current members of the Audit Committee are financially literate and have the requisite financial sophistication as required by the listing standards of the NASDAQ Stock Market. Furthermore, our Board of Directors has determined that Messrs. Dawson, Hood and Zech each qualify as an Audit Committee financial expert, as defined by the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the fact that, among other things, Mr. Hood is the former Executive Vice President and Chief Financial Officer of Excite, Inc., Mr. Dawson is the Vice President and Chief Financial Officer of Cerus Corporation and Mr. Zech is the former Chief Executive Officer of GATX Corporation, and in those respective capacities each had acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an Audit Committee financial expert.

The Board of Directors adopted and approved a charter for the Audit Committee, which was most recently amended and restated on February 2, 2007. A copy of this charter is posted on our website at www.mgrc.com. The functions of the Audit Committee, which are discussed in detail in its charter, are to (a) oversee the engagement, replacement, compensation, qualification, independence and performance of the independent auditors; (b) oversee the conduct of the Company’s accounting and financial reporting processes and the integrity of the Company’s audited financial statements and other financial reports; (c) oversee the performance of the Company’s internal accounting and financial controls function; and (d) oversee the Company’s compliance with its policies and other legal requirements as such compliance relates to the integrity of the Company’s financial reporting. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing materials.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held three meetings in 2006. The Corporate Governance and Nominating Committee consists of Messrs. Stradford, Hood and Zech; Mr. Zech serves as its chairman. Our Board of Directors has determined that all current members of the Corporate Governance and Nominating Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations and any other laws applicable to the Company.

The Board of Directors adopted and approved a charter for the Corporate Governance and Nominating Committee, which was most recently amended and restated on February 2, 2007. A copy of this charter is posted on our website at www.mgrc.com. The functions of the Corporate Governance and Nominating Committee, which are discussed in detail in its charter, are to assist the Board in all matters relating to (a) the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the Board and committees of the Board; (b) the review and making of recommendations to the Board regarding the composition and structure of the Board and committees of the Board; (c) the development, evaluation and monitoring of the Company’s corporate governance processes and principles; (d) the development, implementation and monitoring compliance of the Company’s Code of Business Conduct and Ethics and making recommendations to the Board of revisions to this Code of Business Conduct and Ethics from time to time as appropriate; and (e) the administration of the Board’s annual self-evaluation process and the sharing of the results thereof with the Board for discussion and deliberation.

Qualifications of Directors

The Corporate Governance and Nominating Committee will consider for nomination all bona fide candidates proposed by management or shareholders and will nominate directors that it believes will serve the best interests of the Company and its shareholders. Candidates must have the education, business or organizational experience and skills that will enable them to excel in carrying out their responsibilities on the Board of Directors. Candidates must possess and have demonstrated in professional endeavor the highest personal and professional ethics, integrity and values, and be committed to representing the long-term best interests of Shareholders. Further, candidates must have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. Candidates will also be judged on their ability to work in a collegial manner with a sense of common purpose, energy, industry knowledge, business sense and trust with other board members and management, as one group acting in unison to solve difficult problems as they may arise. The candidate’s specific knowledge of the Company, its markets, and its strategy will also be considered. The Board of Directors’ recommendations for inclusion in the slate of directors at an annual or special meeting of shareholders, or for appointment by the Board of Directors to fill a vacancy, are based on its determination, after reviewing recommendations from the Corporate Governance and Nominating Committee, as to the suitability of each individual.

Director Nomination Process

Continuing Directors

The Corporate Governance and Nominating Committee will apply its director candidate selection criteria described above, including a director’s past contributions to the Board, prior to recommending a director for re-election to another term. Directors should not expect to be re-nominated annually as a matter of course. Once the Corporate Governance and Nominating Committee evaluations are completed, and considering all other potential director candidates, it recommends the best slate of candidates for approval by the full Board of Directors.

New Directors

Generally, once a need to add a new member to the Board of Directors is identified, the Corporate Governance and Nominating Committee will initiate a search by working with staff support, seeking input from members of the Board of Directors and senior management and hiring a consultant or search firm, if necessary. After a slate of possible candidates is identified, members of the Corporate Governance and Nominating Committee, other members of the Board of Directors and senior management have the opportunity to interview the prospective candidates(s). The remaining members of the Board of Directors who do not interview the prospective candidate(s) are kept informed. The Corporate Governance and Nominating Committee ultimately determines and recommends the best candidate(s) after completing its selection process for approval by the full Board of Directors.

A description of the procedure to be followed by security holders in submitting director recommendations is set forth in “—Shareholder Proposals” below. The director candidate selection criteria will be equally applied to both continuing directors and shareholder submitted director candidates.

Director Compensation

The Compensation Committee reviews director compensation every two years; the last review was performed in 2005. In December 2006, the Compensation Committee engaged Compensia, an independent compensation consulting firm, to conduct a review of its 2007 total compensation program for its non-employee directors. Compensia provided a report with relevant market data and alternatives to consider when making compensation decisions for the non-employee directors. The report compared each element of total compensation against a peer group of publicly-traded companies against which we compete in recruiting qualified managers and directors, and for shareholder investment. These companies consist of a combination of primarily technology companies of comparable size based in the San Francisco Bay Area, and national rental, leasing and equipment finance companies. The Compensation Committee generally sets the total compensation for non-employee directors at the median (the 50th percentile) of compensation paid to similarly situated peer group non-employee directors. The 2007 compensation described below was approved by the Board of Directors based on Compensia’s report and recommendations of the Compensation Committee.

For the year ended December 31, 2006, each director who was not also an officer or employee of the Company, other than the Chairman of the Board of Directors, was compensated for his or her services as a director with a retainer of $25,000 per year. The Chairman of the Board of Directors received a retainer of $60,000 per year. In addition to the annual retainers, the Chairs of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee received an additional annual retainer of $10,000, $6,000 and $4,500, respectively. Each other member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee who is not an employee of the Company received an annual retainer of $6,000, $3,000 and $1,500, respectively. Messrs. Dawson, Hood, McGrath, Stradford and Zech received $37,000, $39,500, $60,000, $29,500, and $35,500, respectively, and Ms. McGrath received $25,000, for their services as a director of the Company during 2006. All directors, including those who are officers or employees of the Company, were reimbursed for expenses incurred in connection with attending Board of Directors or Committee meetings.

For fiscal year 2007, each director who is not also an officer or employee of the Company, other than the Chairman of the Board of Directors, will receive a retainer of $34,000 per year. The Chairman of the Board of Directors will receive a retainer of $60,000 per year. In addition to the annual retainers, the Chairs of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee will receive an additional annual retainer of $18,000, $9,000 and $5,000, respectively. Each other member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee who is not an employee of the Company will receive an annual retainer of $8,000, $4,000 and $2,000, respectively.

In addition to cash compensation, each of the non-employee directors of the Company have historically received an annual stock option grant near the end of each year at its last regularly scheduled board meeting. Because the Board was considering a new stock option granting methodology, the Board did not grant annual options to non-employee directors in 2006 and agreed to apply the new policy once adopted. On February 2, 2007, the Board adopted a stock option granting methodology whereby there will be one annual stock option grant date which will be the date when the blackout window opens after the year-end earnings are released. All designated directors, officers and employees will receive an option grant on this date with an exercise price equal to the NASDAQ close price on that day. Consistent with the new option granting policy, on February 26, 2007, each non-employee director received a non-qualified stock option grant under the Company’s 1998 Stock Option Plan. Each of Messrs. Dawson, Hood, Stradford and Zech and Ms. McGrath received non-qualified stock options for the purchase of 12,000 shares of the Company’s common stock at an exercise price of $31.14 per share. Mr. McGrath received non-qualified stock options under the Company’s 1998 Stock Option Plan for the purchase of 24,000 shares of the Company’s common stock at an exercise price of $31.14 per share. These share amounts were based on Compensia’s report and the Compensation Committee’s recommendation of an approximate Black Scholes value for an annual option grant. The grants were not adjusted to account for the delay in the annual end-of-year granting pattern in 2006.

The table below summarizes the compensation paid by the Company to its directors for the fiscal year ended December 31, 2006, and estimates the compensation expected to be paid by the Company to its directors for the fiscal year ended December 31, 2007 including the annual stock options granted in February 2007.

2006 and 2007 DIRECTOR COMPENSATION TABLE

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Robert P. McGrath	2007	$60,000	—	$203,227	—	—	$18,260	$281,487
	2006	$60,000	—	(3)	—	—	$18,260	$78,260

Dennis C. Kakures	—	—	—	—	—	—	—	(4)

William J. Dawson	2007	$51,000	—	$101,614	—	—	—	$152,614
	2006	$37,000	—	(3)	—	—	—	$37,000

Robert C. Hood	2007	$58,000	—	$101,614	—	—	—	$159,614
	2006	$39,500	—	(3)	—	—	—	$39,500

Joan M. McGrath	2007	$34,000	—	$101,614	—	—	$4,436	$140,050
	2006	$25,000	—	(3)	—	—	$4,436	$29,436

Dennis P. Stradford	2007	$40,000	—	$101,614	—	—	—	$141,614
	2006	$29,500	—	(3)	—	—	—	$29,500

Ronald H. Zech	2007	$47,000	—	$101,614	—	—	—	$148,614
	2006	$35,500	—	(3)	—	—	—	$35,500

(1)	On February 26, 2007, each non-employee director received non-qualified stock options; all such amounts listed represent the Black Scholes value of each grant. Such stock option grants were approved by the Board of Directors after the NASDAQ market closed on February 26, 2007. The exercise price was based on the NASDAQ close price of $31.14. Such option grants are all seven year options that vest 100% at the end of one year.
(2)	In 2004, in recognition for founding the Company, the Board resolved to provide paid health insurance to Mr. and Mrs. McGrath for the remainder of their lives. The 2006 annual cost was $4,436 each for Mr. and Mrs. McGrath. In addition, the Company has annually paid for season tickets to the San Francisco Ballet (2006 cost was $13,824) which Mr. and Mrs. McGrath often attend with various Company directors, employees and associates.
(3)	There were no stock options granted in 2006 for directors due to a change in our stock option granting methodology which is discussed in further detail on page 14 under the heading “Director Compensation”.
(4)	Mr. Kakures’ compensation is described in the Executive Compensation section of this proxy statement.

Director Stock Ownership

The Board believes that, in order to align the interests of directors and shareholders, directors should have a significant financial stake in the Company. Each director has a target ownership level of 5,000 shares of common stock to be achieved by each director within five years of joining the Board or as soon thereafter as practicable. In evaluating whether the common stock value ownership guideline has been met, all common shares owned and 50% of the value (market price less strike price) of all vested unexercised stock options will be considered. As of December 31, 2006, all directors were in compliance with the stock ownership requirement.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to align our executive officers’ interests with those of our shareholders. Its purpose is to attract and retain exceptional talent, reward past performance, and establish and reward measurable objectives for future performance. We believe the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals of the Company. Our primary objective is to align the executive’s interests with the interests of the shareholders by rewarding achievements of established goals that contribute to increased long-term shareholder value. In structuring our executive compensation program, we set the compensation of our executive officers to be competitive relative to the compensation paid to similarly situated executives for our peer group companies. In addition, part of our executive officer’s compensation is directly tied to identifiable objective goals by which performance can be measured.

Executive Compensation Program Design

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has the responsibility for establishing, implementing and continually monitoring the compensation of its executive officers. The Committee designed the executive compensation program to ensure that the total compensation paid to the executive officers is fair, reasonable, competitive, and is aligned with the goals and objectives of the Company. For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were:

1. Annual base salary;

2. Non-equity performance-based incentive compensation; and

3. Long-term equity incentive compensation

The Committee determined these three elements, with a significant percentage of total compensation allocated to “at-risk” performance-based incentives, best aligns the interests of our executive officers with our shareholders. The non-equity performance-based incentive compensation rewards achievement of short to medium term incentive goals and the long-term equity incentive compensation rewards achievement of long term growth in shareholder value and sustained financial health of the Company. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews relevant market compensation data from its compensation consultant and other sources, and uses its judgment to determine the appropriate level and mix of incentive compensation on an annual basis.

Compensation Consultant and Peer Group Selection

To ensure that our executive compensation is competitive, in 2005, the Committee engaged Compensia, an independent compensation consulting firm, to conduct a review of its 2006 total compensation program for its executive officers. Compensia provided a report with relevant market data and alternatives to consider when making compensation decisions for the executive officers. The report compared each element of total compensation against a peer group of publicly-traded companies (collectively, the “Compensation Peer Group”). The Compensation Peer Group is periodically reviewed and updated by the Committee. We believe that the Compensation Peer Group consists of companies against which we compete in recruiting qualified managers and directors, and for shareholder investment. These companies consist of a combination of primarily technology companies of comparable size based in the San Francisco Bay Area, business services companies, and national rental, leasing and equipment finance companies.

The companies comprising the Compensation Peer Group are:

Aaron Rents Inc.	Aircastle LTD	Ask Jeeves, Inc.

Charles River Associates, Inc.	CNET Networks, Inc.	Cronos Group

Digital Insight Corp.	Dionex Corp.	Dynamics Research Corp.

Electro Rent Corp	ePlus, Inc.	Exponent, Inc.

Financial Federal Corp	First Advantage Corp.	GATX Corp

ICT Group, Inc.	Internet Security Systems, Inc.	Interpool, Inc.

iPass, Inc.	LECG Corp.	Marlin Business Services Corp

Micrel, Inc.	Microfinancial, Inc.	Mobile Mini Inc.

Modtech Holdings Inc.	PMC Sierra, Inc.	Rewards Network, Inc.

Sapient Corp.	TAL International Group, Inc.	WebEx Communications, Inc.

Williams Scotsman International, Inc.	Willis Lease Finance Corp

Since the Company is headquartered in the San Francisco Bay Area, the Bay Area companies were averaged with the business services companies and the national industry comparables to better approximate the competitive recruiting and retention environment influencing compensation levels for each named executive officer. The Committee generally sets the total compensation for executive officers at or slightly above the median (the 50th percentile) of compensation paid to similarly situated executives of the companies in the Compensation Peer Group. If a named executive officer was located in an area outside of the San Francisco Bay Area, a geographic adjustment was made. Variations to this objective may occur as dictated by the experience level of the individual, market factors, and other considerations the Committee may deem appropriate.

Process of Setting and Approving Executive Compensation; Role of Chief Executive Officer

The Committee approves annual compensation levels and equity awards to all executive officers. The process is described below:

a.    Annually, the Committee reviews an independent compensation consultant’s report to evaluate for each executive officer (1) a target total compensation amount, (2) the appropriate allocation of base salary, non-equity performance based compensation and long-term equity incentive compensation, and (3) if there should be any change to the forms of compensation to better align our executive officers’ interests with those of our shareholders.

b.    For the chief executive officer, the allocation of base salary, non-equity performance based compensation and long term equity incentive compensation and the applicable performance target levels are determined by the Committee, in consultation with the Chairman of the Board and separately with all of the independent directors. The chief executive officer has no role in setting his compensation.

d.    For the other executive officers, the chief executive officer will determine the allocation between base salaries, non-equity performance based compensation and long term equity incentive compensation and determine the performance target levels for the other executive officers. The resulting recommendations are presented to the Committee for the Committee’s consideration and approval.

e.    Shortly after the end of the year, the chief executive officer reviews the performance of each executive officer (other than the chief executive officer whose performance is reviewed and earned compensation approved by the Committee, after consultation with the Chairman, and then separately with all independent directors). The conclusions reached and recommendations based on these reviews are presented by the chief executive officer to the Committee for consideration. The Committee then approves all earned compensation for the executive officers. The Committee can exercise its discretion in modifying any recommended adjustments or awards.

2006 Executive Compensation Elements

Annual Base Salary

The Company provides executive officers and other employees with a base salary to compensate them for services rendered in the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will approximate the median (the 50th percentile) of the range of market salary of each comparable position in our peer group.

During its review of base salaries for executives, the Committee primarily considers:

market data provided by our outside consultants;

internal review of the executive’s compensation, both individually and relative to other officers; and,

individual performance of the executive

Salary levels are typically considered as part of the Company’s performance review process on an annual basis as well as upon promotion or other change in job responsibility. Merit increases to salaries of executive officers are based on the chief executive officer and Committee’s assessment of the individual’s performance in their annual performance review.

Non-Equity Performance-Based Incentive Compensation

In fiscal year 2006, each executive officer had non-equity performance-based incentive awards as described below:

Non-Equity Performance-Based Incentive Plan Components:

The Non-Equity Performance-Based Incentive Plan (the “Bonus Plan”) is comprised of two components. The first component compensates the executive for his or her efforts leading to the Company’s success at meeting its annual profitability goals. The second component measures the executive officer’s success at accomplishing his or her personal annual priorities. These two components are used to assure an emphasis on annual profitability and to define each executive officer’s specific role with measurable goals to achieve annual and long term increases in shareholder value.

Component 1—Profitability:

Each executive officer will receive a cash bonus based upon the Company’s success at meeting certain annual profitability goals. The profitability goal of the Company for this purpose for all of its executive officers is the Company’s pre-tax income, except that the profitability goal for any Vice President & Division Manager will be measured 80% on their respective divisional gross margin less direct SG&A profitability and 20% on the Company’s pre-tax income. The Company believes these are the most appropriate metrics to support the long-term financial health of the Company. We use a collaborative process between our chief executive officer, chief financial officer and various other executive officers to determine the annual profitability goal for each of the executive officers of the Company recommended to the Committee. The Committee then reviews each executive officer’s compensation history and performance before determining final grant levels for such profitability goals.

The annual profitability goal will be established based upon a “realistic stretch” philosophy. The Company’s management will determine the potential annual financial performance of the Company based upon its outlook for the opportunity levels in the markets in which it operates, strategic and tactical initiatives, other key factors and special circumstances applying a “realistic stretch” view to what potentially can be accomplished. It is expected that although it will take a significant amount of effort on the part of each individual, 100% of the target annual profitability level will be achieved for the year. It is assumed any amount in excess of the target annual profitability goal will be difficult to achieve unless extraordinary efforts are made.

Each executive officer has a designated percentage of W-2 base salary for the calendar year that can be earned for achieving 100% of their respective annual profitability goal. For levels achieved between 80% and 99% of the profitability goal, a rapidly reducing scale will be utilized to determine bonus percentage amounts of W-2 base salary. No amount is paid for levels below 80% of the profitability goal. For each 1% increase achieved above 100% of the profitability goal, an additional 2% of W-2 base salary will be awarded, up to a maximum of an additional 16%.

Component 2—Personal Annual Priorities:

The second component for the Bonus Plan measures each executive officer’s success at accomplishing his or her personal annual priorities. These personal annual priorities are measured on a quarterly basis and paid annually, using a collaborative process between the chief executive officer or senior vice president, operations and each executive officer. Final determination of the personal annual priorities for each executive officer will rest with the chief executive officer (other than the chief executive officer priorities which are determined by the Committee, after consultation with the Chairman, and then separately with all independent directors). The personal annual priorities for each named executive officer generally are comprised of a maximum of four items deemed to be the most critical priorities that require action to be taken for the current evaluation period. Each priority will be weighted according to 1) the critical nature of the priority relative to other priorities for all executive officers, and 2) the amount of time and effort involved in accomplishing the priority relative to other priorities.

Listed below under the Bonus Plan Percentages section is a schedule identifying each officer and the percentage amounts of W-2 base salary for the calendar year 2006 that can be earned under this component for achieving a 100% rating for all priorities. In the event of truly outstanding achievement under an individual personal annual priority, an officer may receive up to a maximum score of 125%. Although infrequent, it is possible for an officer to achieve 125% in each of their personal annual priorities. Each personal annual priority goal represents a challenge and complete success is not always solely in the control of the officer. There are factors that may affect the outcome, including changes in market conditions and unanticipated variables. In fact, no executive officer has achieved 100% on all of their personal annual priority goals in any of the past three years. Typically, each personal annual priority is measured and the overall weighted average of achievement for all personal annual priorities is multiplied by the total percentage available to each officer. Annually, the Committee uses its discretion to allocate specific percentages of profitability and personal annual priorities for each officer.

Bonus Plan Percentages:

Percentages of calendar year 2006 W-2 base salary amounts for both the profitability goal and the personal annual priorities components per officer position are listed below:

Name	Profitability (at 100% of Goal)	Personal Annual Priorities (at 100% of Achievement)
Dennis Kakures	55%	15%

Keith Pratt	45%	15%

Joe Hanna	40%	15%

Randy Rose	10%	40%

Richard Brown	25%	25%

2007 Changes to Components for Non-Equity Performance-Based Incentive Plan

For fiscal year 2007, based upon input from the Board, the Committee modified our Bonus Plan to recognize that some executive officers should have a greater percentage of their bonus tied to personal annual priorities and that many of these priorities should be multi-year and based more on the Company’s strategic growth. The 2007 allocation between profitability goals and personal annual priorities for our named executive officers’ non-equity performance-based incentives are as follows:

Name	Profitability (at 100% of Goal)	Personal Annual Priorities (at 100% of Achievement)
Dennis Kakures	40%	30%

Keith Pratt	35%	25%

Joe Hanna	30%	25%

Randy Rose	10%	40%

Richard Brown	25%	25%

In addition, the 2007 Bonus Plan was changed so for each 1% increase achieved above 100% of the profitability goal, an additional 2% of W-2 base salary will be awarded, up to a maximum of each executive officer’s profitability percentage.

Long-Term Incentive Compensation

We believe that the use of stock options is the best “performance-based” equity vehicle because of our focus on long-term sustained growth in earnings per share, accomplished through net income growth, efficient use of capital and optimizing strategic growth opportunities. Our intent is that the executive officers be rewarded when our shareholders realize long-term growth in the price appreciation of our stock. Unless our financial performance over a long-term period drives an increase in our stock price, the options granted provide little or no value to our executive officers.

Our practice has been to grant annual stock options to executive officers with a five-year vesting period (20% per year). When granting stock options, we first establish a dollar value of the total equity compensation to be awarded for each executive officer position based on Compensia’s report. On the date of the grant, we divide that total stock option fair value dollar amount by the per share fair value, calculated using the Black Scholes Option pricing model, and generally round up to the nearest 1,000 shares to determine the number of options to award. Although we use what we consider to be a reasoned approach in determining the number of options to award our executive officers using a formula that is based on a widely accepted option-pricing model, the ultimate value of the options issued only becomes clear when they are exercised. The stock options may not realize any value, or they may be worth much more than the fair value initially estimated. As a result, we do not consider realizable gains from prior stock option grants or existing levels of share ownership when setting new grant amounts.

Although the Company has the 2000 Long-Term Stock Bonus Plan, we have historically granted stock options with the belief that stock options better align the executive officer’s interest with shareholders’ long-term interests. However, the new proposed 2007 Stock Option Plan allows for a variety of equity grants and the Company may determine other methods that will more closely align our executive officer’s interest with our shareholders’ interests in the future.

Stock Option Granting Policies

On February 2, 2007, the Board adopted a stock option granting methodology for all designated directors, officers and key employees whereby there will be one annual stock option grant date. This date will be the date when the blackout window opens after the year-end earnings are released. All designated directors, officers and employees will receive an option grant on this date with an exercise price equal to the NASDAQ close price on that day. The Board will convene a meeting on this date after the NASDAQ market closes to determine the number of shares to be granted. If the Board grants to the CEO an additional “bucket” of options to be granted at his discretion to new hires and promotion candidates, the grant date and exercise price will be based on the last trading day of each month of the employment event. This “bucket” will not be available to executive officers, as all grants to executive officers must be made by the Committee.

Executive Officer Stock Ownership Guidelines

The Board believes that, in order to better align the interests of management and shareholders, officers should have a significant financial (equity) stake in the Company. Each executive officer has a target level of Company stock value to achieve within seven (7) years of the later of their date of hire or January 1, 2007. The target level of McGrath RentCorp common stock value to be achieved will be a multiple of each officer’s base salary. The multiples of officer base salary will be four (4) times for the chief executive officer and two (2) times for all other executive officer positions. In evaluating whether the common stock value ownership guideline has been met, all common shares owned, ESOP shares and 50% of the value (market price less strike price) of all vested unexercised stock options will be considered. The Board will evaluate whether exceptions should be made for any officer on whom this requirement would impose a financial hardship.

Risk-Hedging Policies

Pursuant to the Company’s Insider Trading Policy, executives of the Company are prohibited from engaging in certain transactions with respect to the Company’s Common Stock, such as puts, calls and other exchange traded derivatives without prior consent of the Company’s compliance officer. These transactions reduce or cancel the risk of an investment in the Common Stock, particularly in the short-term. Therefore, they may create the appearance that the executives are trading on inside information. Additionally, certain forms of hedging or monetization transactions allow a shareholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the holder to continue to own the covered securities, but without full risks and rewards of ownership. Therefore, executives are also prohibited from hedging transactions without prior consent of the Company’s compliance officer. No executive has been approved for any transaction described in this paragraph.

Perquisites and Other Personal Benefits

Executive officers are entitled to and eligible only for the same fringe benefits for which all of our employees are eligible. We do not have programs in place to provide personal perquisites for any employee. Our healthcare and other insurance programs, including the program’s participation costs, are the same for all eligible employees, except that any executive officer employed with the Company for at least 20 years may remain on the Company’s health insurance policy provided such officer pays 100% of the premiums after retiring from the Company. Our annual discretionary contribution to the Company’s Employee Stock Ownership Plan, expressed as a percentage of eligible wages are also the same for all eligible employees, including each named executive officer, subject to all applicable IRS contribution limits and formulas for plans of these types.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the corporate deduction for compensation paid to executive officers to $1 million unless such compensation qualifies as “performance-based compensation.” Among other things, Section 162(m) requires approval of the performance-based compensation by our shareholders. Our current 1998 Stock Option Plan is not compliant with Section 162(m). In this Proxy Statement, we are proposing a 2007 Stock Option Plan that will be 162(m) compliant.

Accounting for Stock-Based Compensation

We accrue our named executive officers’ salaries and incentive awards as an expense when earned by the officer. For our stock options, Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based

Payment, requires us to recognize compensation expense within our income statement for all share-based payment arrangements, which includes employee stock option plans. The expense is based on the grant-date fair value of the options granted, and is recognized ratably over the requisite service period. We adopted SFAS No. 123R under the modified prospective method. Under the modified prospective method, SFAS No. 123R applies to new awards and to awards modified, repurchased, or cancelled after January 1, 2006, as well as to the unvested portion of awards outstanding as of January 1, 2006. Our stock options are accounted for as equity awards.

Compensation Committee Report

The Compensation Committee of the Company has reviewed the Compensation Discussion and Analysis Required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

William J. Dawson

Robert C. Hood

Dennis P. Stradford

Summary Compensation Table

The following table provides summary information concerning the compensation earned by our chief executive officer, our chief financial officer and each of our three most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the fiscal year ended December 31, 2006. The executive officers listed below are referred to as the “Named Executive Officers.”

2006 Summary Compensation Table

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Dennis C. Kakures President and Chief Executive Officer	2006	$400,000	—		—	$514,239	$268,529	—	$10,878	$1,193,646

Keith E. Pratt Vice President and Chief Financial Officer(4)	2006	$275,872	—		—	$135,651	$164,904	—	—	$576,427

Joseph F. Hanna Senior Vice President of Operations	2006	$242,000	—		—	$187,750	$138,625	—	$10,878	$579,253

Richard G. Brown Vice President and Division Manager, Mobile Modular	2006	$188,000	$15,000	(5)	—	$103,751	$96,455	—	$10,878	$414,084

Randle F. Rose Vice President of Administration, Secretary	2006	$190,000	—		—	$100,236	$92,666	—	$10,878	$393,780

Thomas J. Sauer Retired Vice President and Chief Financial Officer (6)	2006	$157,500	—		—	$162,772	$63,000	—	$10,878	$394,150

(1)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 1998 Stock Option Plan and includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 6 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.
(2)	The amounts in column (g) reflect amounts paid to the named executive officers pursuant to the 2006 Bonus Plan which is discussed in further detail on page 19 under the heading “Non-Equity Long-Term Incentive Plan”.
(3)	The amounts in column (i) reflect the 2006 cash contribution allocated to each executive officer pursuant to the provisions of the Employee Stock Ownership Plan which is discussed in further detail on page 28 under the heading “Employee Stock Ownership Plan”.
(4)	Mr. Pratt joined the Company January 17, 2006 and these totals reflect a prorated year.
(5)	Mr. Brown received an additional cash bonus in addition to his other 2006 compensation in recognition for his outstanding performance as the Modular Division leader. This amount was recommended by the chief executive officer and approved by the Compensation Committee.
(6)	Mr. Sauer resigned as Vice President and Chief Financial Officer on March 17, 2006. He retired from the Company on December 31, 2006. The amounts reflect a previously disclosed compensation agreement between Mr. Sauer and the Company.

2006 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Dennis C. Kakures	01/20/06	$11,000	$280,000	$359,000	—	—	—	—	90,000	$29.56	$763,038

Keith E. Pratt	01/20/06	$6,207	$165,523	$220,008	—	—	—	—	80,000	$29.56	$678,256

Joseph F. Hanna	01/20/06	$4,840	$133,100	$180,895	—	—	—	—	35,000	$29.56	$296,737

Richard G. Brown	01/20/06	$2,350	$94,000	$135,830	—	—	—	—	20,000	$29.56	$169,564

Randle F. Rose	01/20/06	$950	$95,000	$144,400	—	—	—	—	20,000	$29.56	$169,564

Thomas J. Sauer	01/09/06	$63,000	$63,000	$63,000	—	—	—	—	—	—	—

(1)	The amounts listed in these columns reflect the threshold, target, and maximum amounts payable to the named executive officers pursuant to the 2006 Bonus Plan which is discussed in further detail on page 19 under the heading “Non-Equity Long-Term Incentive Plan”. The threshold assumptions assume achieving 80% of the profitability target and no achievement of the personal annual priorities.
(2)	All option grants listed in this table are 10 year options that vest 20% at the end of year one, and 5% per quarter thereafter.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards(1)						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Dennis C. Kakures	18,500 5,000 5,000 38,500 0	14,800 25,000 45,000 71,500 90,000		$ $ $ $ $	11.26 11.74 15.01 22.18 29.56	11/21/2012 03/20/2013 03/10/2014 01/14/2015 01/20/2016

Keith E. Pratt	0	80,000			$29.56	01/20/2016

Joseph F. Hanna	9,125 10,500 18,000 14,000 0	29,875 7,500 16,000 26,000 35,000		$ $ $ $ $	11.80 11.74 15.29 22.18 29.56	01/15/2013 03/20/2013 03/08/2014 01/14/2015 01/20/2016

Richard G. Brown	11,000 13,200 8,750 0	5,000 10,800 16,250 20,000		$ $ $ $	11.74 15.29 22.18 29.56	03/20/2013 03/08/2014 01/14/2015 01/20/2016

Randle F. Rose	1,000 1,000 0 0	5,000 9,000 16,250 20,000		$ $ $ $	11.74 15.29 22.18 29.56	03/20/2013 03/08/2014 01/14/2015 01/20/2016

Thomas J. Sauer	10,000 12,500 10,000 14,000	0 0 0 0		$ $ $ $	11.26 11.74 15.29 22.18	03/30/2007 03/30/2007 03/30/2007 03/30/2007

(1)	All option grants listed in this table are 10 year options that vest 20% at the end of year one, and 5% per quarter thereafter.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis C. Kakures	45,000	$798,301	—	—

Keith E. Pratt	—	—	—	—

Joseph F. Hanna	—	—	—	—

Richard G. Brown	—	—

Randle F. Rose	49,750	$890,013	—	—

Thomas J. Sauer	—	—	—	—

Securities Authorized for Issuance under Equity Compensation Plans

Our shareholders have approved the 1998 Stock Option Plan, the 1990 Long-Term Stock Bonus Plan and the 2000 Long-Term Stock Bonus Plan. The following table provides information regarding our equity compensation plans as of December 31, 2006:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,015,219	$20.72	1,541,400
Equity compensation plans not approved by security holders	—	—	—
Total	2,015,219	$20.72	1,541,400

Employee Stock Ownership Plan

The Company’s Employee Stock Ownership Plan is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code, and as a stock bonus plan under Section 401(a) of the Internal Revenue Code. The Company created a trust under the ESOP to hold plan assets, with Union Bank of California, N.A. acting as trustee. The Company may amend or terminate the ESOP at any time. In September 2003, the Company amended the ESOP to name North Star Trust Company as Trustees in place of Delight Saxton and Thomas J. Sauer. All assets acquired by the trust are administered by a Plan Committee composed of long-term Company employees Deborah Barbe, Tony Moton, Brian Jensen, and Garni Thomas for the exclusive benefit of employees who are participants in the ESOP and their designated beneficiaries.

Employees who are 21 years or older are entitled to participate in the ESOP when they have completed one year of service to the Company by June 30 of any year. As of December 31, 2006, 382 employees of the Company were participants in the ESOP. Allocations to each eligible participant’s trust account are made each year from Company contributions, trust income or loss and re-allocations of forfeited ESOP benefits if the participant remains employed throughout the year and has worked a minimum number of hours or his or her employment has terminated due to death or retirement (as that term is defined in the ESOP) during that year.

Allocations are made based upon each participant’s compensation from the Company and time employed by the Company. As provided by the Plan, a participant’s interest in the ESOP becomes 20% vested after three years of service and will continue to vest at 20% per year thereafter until it is fully vested after the seventh year or upon death or total disability. The vesting schedule will be accelerated and the Company’s contributions and ESOP allocations will be modified if the ESOP becomes a “top heavy plan” under federal tax laws.

In general, Company contributions are immediately tax deductible by the Company, but participants do not recognize income for tax purposes until distributions are made to them. The Company’s Board of Directors determines the amount of Company contributions to the ESOP in cash, Company stock or other property each year with consideration for federal tax laws. The Company made a $1,300,000 cash contribution to the ESOP for the 2006 plan year, and the Company had made cash contributions totaling $3,425,000 for the four years prior to that. Employees may not make contributions to the ESOP. Contributions in cash are used to purchase Company stock. However, other investments may be made and loans may be incurred by the ESOP for the purchase of Company stock.

The Plan Committee has determined that cash dividends paid by the Company on shares of the Company’s Common Stock held by the ESOP shall be paid out to the participants. The Plan Committee has the right to revoke this decision at any time.

1998 Stock Option Plan

The Company has a 1998 Stock Option Plan (as amended, the “1998 Plan”) that authorizes the issuance of an aggregate of 4,000,000 shares of the Company’s Common Stock under options to officers, key employees, directors and other persons who provide valuable services to the Company or its subsidiaries. Options granted under the 1998 Plan may be either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or options which are not incentive stock options (“non-qualified options”). As of April 16, 2007, options for an aggregate of 3,622,500 shares have been granted to 144 key employees at exercise prices ranging between $7.81 and $31.67 per share; and of such options granted, options have been exercised for the purchase of 1,257,931 shares, options for 473,300 shares have been terminated, and options for 1,891,269 shares remain outstanding. In addition to these options to key employees, options for an aggregate of 528,000 shares have been granted to non-employee directors of the Company at exercise prices ranging between $7.97 and $31.14 per share; and of such options granted, 81,000 shares have been exercised, options for 20,000 shares have been terminated, and options for 427,000 shares remain outstanding. A total of 342,800 shares remain available in the 1998 Plan for future option grants. In the event there is a “change in control” of the Company and the option holder is thereafter terminated within two years, the exercise rights under his or her option shall accelerate and become fully vested. With the exception of the information set forth above, none of the Named Executive Officers exercised or held an option during 2006 under the 1998 Plan.

Long-Term Stock Bonus Plans

In 1991, the Board of Directors adopted a Long-Term Stock Bonus Plan (the “1990 LTB Plan”) under which shares of common stock may be granted to officers and key employees. The stock bonuses granted under the 1990 LTB Plan are evidenced by written Stock Bonus Agreements covering specified performance periods. The 1990 LTB Plan provides for the grant of stock bonuses upon achievement of certain financial goals during a specified period. Stock bonuses earned under the 1990 LTB Plan vest over four years from the grant date contingent on the employee’s continued employment with the Company. As of December 31, 2006, 420,486 shares of common stock had been granted, of which all shares are vested. The 1990 LTB Plan expired in December 1999 and no further grants of common stock can occur under the 1990 LTB Plan. In 2000, the Board of Directors adopted a Long-Term Stock Bonus Plan (the “2000 LTB Plan”) under which 800,000 shares of common stock are reserved for grant to officers and key employees. The terms of the 2000 LTB Plan are the same as the 1990 Plan described above. As of December 31, 2006, no shares of common stock had yet been granted or vested under the 2000 LTB Plan.

Potential Payments Upon Termination or Change-in-Control

This section discusses the amount of compensation payable by the Company to each named executive officer upon voluntary resignation, involuntary for-cause termination, involuntary not-for-cause termination, termination following a change-in-control, termination due to disability, termination due to death, and retirement assuming an effective date of December 31, 2006 for such an event.

Our named executive officers are not entitled to receive any payment under any plans or arrangements that discriminate in scope, terms or operation, in favor of our executive officers and that are not generally available to all salaried employees. However, the Board may use its discretion when determining if payments to an executive officer would be appropriate if there was a termination due to a change-of-control or otherwise.

Treatment of Certain Compensation Elements Upon Termination

Executive Severance Policy. We do not have employment agreements or an executive severance policy.

Pension Benefits. All employees who participate in our Employee Stock Ownership Plan are entitled to these amounts upon termination of their employment.

Health and Welfare Benefit and Executive Benefits and Perquisites Continuation. A named executive officer is not entitled to any continuation of his or her health and welfare benefits, executive benefits or perquisites (other than pursuant to COBRA) following the termination of his or her employment, except that any executive officer employed with the Company for at least 20 years may remain on the Company’s health insurance policy provided they pay 100% of the premiums after they retire from the Company.

Long-Term Incentives. Except in the circumstances discussed below, a named executive officer forfeits his or her stock options to the extent they are unvested and is not entitled to any continuation of vesting or acceleration of vesting with respect to his or her options. Such executive is entitled to exercise any vested options for a period of 90 days after termination and is entitled to continue to hold their shares of unrestricted stock after termination in the same manner as any other employee of the Company. In the event of a qualifying termination following a change-in-control, a named executive officer is entitled to the acceleration of vesting with respect to all of his or her stock options, in the same manner as any employee of the Company.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company, except that Robert P. McGrath and Joan M. McGrath are husband and wife.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company during 2006 consisted of Messrs. Dawson, Hood and Stradford. No member of this Committee is a present or former officer or employee of the Company or any of our subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. See “Certain Relationships and Related Transactions” below for discussions about related transactions for the Compensation Committee members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of our directors and executive officers. These Agreements require the Company to indemnify our officers or directors against expenses and, in certain cases, judgments, settlements or other payments incurred by the officer or director in suits brought by the Company, derivative actions brought by shareholders and suits brought by other third parties. Indemnification has been granted under these Agreements to the fullest extent permitted under California law in situations where the officer or director is made, or threatened to be made, a party to the legal proceeding because of his or her service to the Company.

Policies and Procedures regarding Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and discussing with management and the independent auditors any transactions or courses of dealing with related parties. The Audit Committee considers the following factors in determining whether to approve or disapprove (with referral to the Board of Directors) any such related party transaction or course of action: (i) the financial accounting accorded the transaction or course of action; (ii) whether the terms or other aspects differ from those that would likely be negotiated with independent parties; and (iii) whether the proposed disclosure of the transaction or course of dealing, if any, is in accordance with generally accepted accounting principles and SEC regulations.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 16, 2007, by (i) each shareholder known to the Company to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all directors and executive officers of the Company as a group:

Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Percentage of Class of Shares Beneficially Owned
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	2,983,900	11.8%
Columbia Wanger Asset Management, L.P.(5) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,662,000	6.6%
Robert P. and Joan M. McGrath(6)	1,451,983	5.7%
Dennis C. Kakures(6)(7)	527,006	2.1%
Ronald H. Zech(6)	86,000	*
Joseph Hanna(6)(7)	71,268	*
William J. Dawson(6)	68,000	*
Robert C. Hood(6)	64,000	*
Richard Brown(6)(7)	62,015	*
Dennis P. Stradford(6)	50,800	*
Keith E. Pratt(6)	20,000	*
Randle F. Rose(6)(7)	16,292	*
All executive officers and directors as a group (13 persons)(8)	2,475,321	9.6%

*	The percentage of shares beneficially owned by this director or executive officer constitutes less than 1% of our common stock as of April 16, 2007.
(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551.
(2)	To the Company’s knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of the Company’s common stock, subject to options currently exercisable or that will become exercisable within 60 days of April 16, 2007 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 25,185,930 shares of the Company’s common stock outstanding as of April 16, 2007.

(4)	T. Rowe Price Associates, Inc. filed an Amendment No. 5 to Schedule 13G on February 13, 2007, with the Securities and Exchange Commission and reported beneficial ownership of 2,983,900 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,650,000 shares, representing 6.6% of the shares outstanding), for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 12, 2007, Columbia Wanger Asset Management, L.P. has sole voting power with respect to 1,472,000 shares, shared voting power with respect to 190,000 shares and sole dispositive power with respect to 1,662,000 shares. The shares reported in the Schedule 13G include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, L.P.
(6)	Includes portions of outstanding stock options held by officers and directors that will be exercisable within 60 days of April 16, 2007 as follows: 30,250 shares for Ms. Boutwell, 43,850 shares for Mr. Brown, 64,000 shares for Mr. Dawson, 70,625 shares for Mr. Hanna, 59,000 shares for Mr. Hood, 122,900 shares for Mr. Kakures, 32,000 shares for Ms. McGrath, 80,000 shares for Mr. McGrath, 20,000 shares for Mr. Pratt, 12,500 shares for Mr. Rose, 50,800 shares for Mr. Stradford, 19,750 shares for Mr. Whitney, 72,000 shares for Mr. Zech and 677,675 shares for all officers and directors as a group.
(7)	Includes the shares held by the McGrath RentCorp Employee Stock Ownership Plan for benefit of the named individual. The number of shares included is 690 shares for Ms. Boutwell, 10,765 shares for Mr. Brown, 643 shares for Mr. Hanna, 98,372 shares for Mr. Kakures, 3,792 shares for Mr. Rose, 1,377 shares for Mr. Whitney, and 115,639 shares for all executive officers and directors as a group. These shares are included because beneficiaries under the Plan hold sole voting power over the shares (whether or not rights to the shares have vested).
(8)	See footnotes (6) and (7). Includes 677,675 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 16, 2007.

Communications with the Board of Directors

Our Board of Directors believes that full and open communication between shareholders and members of our Board of Directors is in the best interests of our shareholders. Shareholders may contact any director or committee of the Board of Directors by writing to the Compliance Officer, c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. The compliance officer will review all such communications for relevance to activities of the Board of Directors and will promptly forward all relevant written communications to the Board of Directors. Comments or complaints relating to our accounting, internal accounting controls, auditing matters, corporate fraud or violations of federal or state laws may be referred directly to our Audit Committee by writing the Chairman of the Audit Committee, c/o Compliance Officer, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. Further details can be found in our “Reporting Questionable Account and Auditing Practices and Policy Prohibiting Retaliation Against Reporting Employees Policy” and “Corporate Governance Guidelines” found on our website at www.mgrc.com.

Shareholder Proposals

The Corporate Governance and Nominating Committee will consider shareholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the Corporate Governance and Nominating Committee for the 2008 annual meeting, a shareholder must submit its proposal and other relevant information in writing to the attention of the compliance officer at our principal executive offices no later than January 5, 2008. The shareholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on our books, of the shareholder proposing such business; (3) a signed certificate providing the class and number of shares of our common stock which are beneficially owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent to the proposal.

With respect to recommendations of director nominee(s), the shareholder must submit the following relevant information in writing to the attention of the compliance officer at our principal executive offices no later than January 5, 2008: (1) the name, age, business and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the class and number of shares of our common stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the shareholder and the prospective candidate pursuant to which the nomination is to be made by the shareholder if the shareholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement; (6) a signed certificate providing the class and number of shares of our common stock which are beneficially owned by the shareholder; and (7) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act. Once the Corporate Governance and Nominating Committee receives the shareholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

The Corporate Governance and Nominating Committee will not evaluate candidates differently based on who has made the proposal. The Committee will consider candidates from any reasonable source, including shareholder recommendations. The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees at this annual meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

We have not received a director nominee recommendation from any shareholder (or group of shareholders) that beneficially owns more than five percent of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the NASDAQ Stock Market, Inc. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2006, all Reporting Persons complied with all applicable filing requirements, except that Mr. Whitney inadvertently filed 4 days late a Form 3 regarding his appointment as an executive officer.

Code of Business Conduct and Ethics

Our Board of Directors adopted a code of business conduct and ethics, which was most recently amended and restated on February 2, 2007. This code applies to all of our employees and our non-employee directors and is posted on our website at www.mgrc.com. The code satisfies the “Code of Ethics” requirements under the Sarbanes-Oxley Act of 2002 as well as the “Code of Conduct” requirements under the Market Place Rules of the NASDAQ Stock Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable public disclosures, compliance with applicable laws or regulations and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers or approvals granted under this code with respect to our executive officers and directors may be granted only by the Board of Directors. In addition, any waivers or approvals relating to the principal executive officer, the principal financial officer, the principal accounting officer or controller, or any person performing similar functions, must also be obtained from the Audit Committee. Any waivers or approvals to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, who is currently Randle F. Rose. Any amendments to the code will be promptly disclosed to our shareholders. Our Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

PROPOSAL NO. 2

APPROVAL OF THE MCGRATH RENTCORP 2007 STOCK INCENTIVE PLAN

The Board has unanimously approved for submission to a vote of the shareholders a proposal to adopt the McGrath RentCorp 2007 Stock Incentive Plan (the “2007 Plan”). The purpose of the 2007 Plan is to retain key employees, consultants and directors of the Company having experience and ability, to attract new employees, consultants and directors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. All of our employees, consultants and directors are eligible to participate in the 2007 Plan. The Board believes that grants of options and other forms of equity participation may become an increasingly important means to retain and compensate employees, consultants and directors. The Company currently sponsors the 1998 Stock Option Plan (the “1998 Plan”) that only provides for the grant of stock options and the 2000 Long-Term Bonus Plan (the “2000 Plan”) that only provides for the grant of stock bonuses to officers and key employees. No awards have ever been granted under the 2000 Plan. In order for the Company to grant a broader range of equity based awards, it is necessary for the Company to adopt the 2007 Plan to replace the 1998 Plan and the 2000 Plan. If adopted by the shareholders at the Annual Meeting, the 2007 Plan will immediately replace the 1998 Plan and no further options will be granted under the 1998 Plan. The 2007 Plan will also immediately replace the 2000 Plan. The 2007 Plan will only become effective if approved by the Company’s shareholders.

If approved by the shareholders, a total of 1,875,000 shares of Common Stock will be initially reserved for issuance under the 2007 Plan, plus the number of shares of Common Stock that remain available for grants of awards under 1998 Plan as of the date the 2007 Plan is approved, plus any shares of Common Stock that would otherwise return to the 1998 Plan as a result of forfeiture, termination or expiration of awards previously granted under the 1998 Plan (ignoring the termination or expiration of the 1998 Plan for the purpose of determining the number of shares of Common Stock available under the 2007 Plan); provided, however, the maximum aggregate number of shares of Common Stock that may be issued pursuant to incentive stock options is 1,875,000 shares. Notwithstanding the foregoing, each one share of Common Stock issued pursuant to an award of restricted stock or restricted stock units will count as two shares under the 2007 Plan (and will be counted as two shares for every one share returned to the 2007 Plan or deemed not issued from the 2007 Plan). As of April 16, 2007, options to purchase 3,657,200 shares of Common Stock had been granted under the 1998 Plan, of which options to purchase 2,318,269 shares of Common Stock were outstanding, leaving 342,800 of shares of Common Stock available for future option grants. The number of shares of Common Stock available under the 2007 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company. As of April 16, 2007, the fair market value of a share of Common Stock was reported on the NASDAQ Global Select Market was $31.74. Capitalized terms used but not defined in this Proposal No. 2 shall have the same meaning as in the 2007 Plan unless otherwise indicated.

A general description of the principal terms of the 2007 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2007 Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

General Description

Purpose.    The purpose of the 2007 Plan is to provide the Company’s employees, consultants and directors, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Annual Limits on Certain Awards.    The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,500,000 shares. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock of the Company and its determination shall be final, binding and conclusive.

Administration.    The 2007 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board. The 2007 Plan will be administered by the compensation committee. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of Code.

Terms and Conditions of Awards.    The 2007 Plan provides for the grant of stock options, restricted stock, restricted stock units, and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2007 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants of the Company and its related entities. To the extent that the aggregate fair market value of shares of the Company’s Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2007 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2007 Plan shall be designated in an award agreement.

The Administrator may issue awards under the 2007 Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction. Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s Common Stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above sub-section of this Proposal No. 2 “—Shares Reserved for Issuance under the 2007 Plan”), to approve award agreements for use under the 2007 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Plan, to construe and interpret the terms of the 2007 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2007 Plan, as the Administrator deems appropriate.

The term of any award granted under the 2007 Plan may not be for more than ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2007 Plan authorizes the Administrator to grant incentive stock options and non-qualified stock options at an exercise price not less than 100% of the fair market value of the Common Stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of awards intended to qualify as performance-based compensation, the exercise or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2007 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares of Common Stock or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

The 2007 Plan provides that any amendment that would adversely affect the participant’s rights under outstanding awards shall not be made without the participant’s written consent, provided, however, that an amendment or modification that may cause an incentive stock option to become a non-qualified stock option shall not be treated as adversely affecting the rights of the participant. The 2007 Plan also provides that shareholder approval is required in order to (i) reduce the exercise price of any option or the base appreciation amount of any stock appreciation right awarded under the 2007 Plan or (ii) cancel any option or stock appreciation right awarded under the 2007 Plan in exchange for another award at a time when exercise price exceeds the fair market value of the underlying shares unless the cancellation and exchange occurs in connection with a Corporate Transaction.

Under the 2007 Plan, the Administrator may establish one or more programs under the 2007 Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2007 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Termination of Service.    An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2007 Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Transferability of Awards.    Under the 2007 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will and by the laws of descent and distribution and during the lifetime of a participant, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the participant. The 2007 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

Section 162(m) of the Code.    The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,500,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the

Company’s Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under the current version of Code Section 162(m), a “covered employee” is the Company’s chief executive officer and the four other most highly compensated officers of the Company. The Internal Revenue Service (“IRS”) is expected to release guidance shortly that may expand the definition of a “covered employee” to be consistent with recent changes under the reporting and disclosure rules of the Securities Exchange Act of 1934. The new reporting rules require disclosure for the chief executive officer, the chief financial officer (regardless of compensation) and the next three highest paid officers. Therefore, once the IRS issues the expected guidance, the Company will apply such guidance to its covered employees for the purposes of Section 162(m).

The 2007 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share and (xviii) gross profit.

Change in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the 2007 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock of the Company, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Corporate Transaction.    Effective upon the consummation of a Corporate Transaction, all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the awards are assumed by the successor entity. Except as provided in an individual award agreement, for the portion of each award that is assumed by the successor corporation, such portion of the award will automatically vest and become exercisable and be released from any repurchase or forfeiture rights immediately upon termination of a participant’s continuous service if terminated without “cause” (as defined in the 2007 Plan) within twelve (12) months after such Corporate Transaction. For the portion of each award that is not assumed by the successor corporation, such portion of the award will automatically vest and become exercisable and be released from any repurchase or forfeiture rights immediately prior to the effective date of the Corporate Transaction. For awards that have an exercise feature, the portion of the award that is not assumed will terminate if not exercised prior to the Corporate Transaction.

Change in Control.    Except as provided in an individual award agreement, following a Change in Control (other than a Change in Control that is also a Corporate Transaction) and upon a participant’s termination of continuous service without cause within twelve (12) months after such Change in Control, each outstanding award of such participant will automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights immediately upon such termination.

Under the 2007 Plan, a Corporate Transaction is generally defined as:

•	acquisition of 50% or more of the Company’s stock by any individual or entity including by tender offer;

•	a reverse merger in which 40% or more of the Company’s stock by any individual or entity including by tender offer is acquired;

•	a sale, transfer or other disposition of all or substantially all of the assets of the Company;

•	a merger or consolidation in which the Company is not the surviving entity; or

•	a complete liquidation or dissolution.

Under the 2007 Plan, a Change in Control is generally defined as:

•

acquisition of 50% or more of the Company’s stock by any individual or entity which a majority of the Company’s Board members (who have served on the Company’s Board for at least twelve (12) months) do not recommend the Company’s shareholders accept, or

•

a change in the composition of the Company’s Board over a period of twelve (12) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who have either been Board members continuously for a period of at least twelve (12) months or have been Board members for less than twelve (12) months and were elected or nominated for election by at least a majority of Board members who have served on the Company’s Board for at least twelve (12) months.

Amendment, Suspension or Termination of the 2007 Plan.    The Board may at any time amend, suspend or terminate the 2007 Plan. The 2007 Plan will be for a term of ten (10) years from the date the shareholders approve the 2007 Plan, unless sooner terminated by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain shareholder approval of any such amendment to the 2007 Plan in such a manner and to such a degree as is required.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the 2007 Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under Section 409A of the Internal Revenue Code.

Nonqualified Stock Options.    The grant of a nonqualified stock option under the 2007 Plan will not result in any federal income tax consequences to the optionholder or to the Company. Upon exercise of a nonqualified stock option, the optionholder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the option holder’s total compensation is deemed reasonable in amount. Any gain or loss on the option holder’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

Incentive Stock Options.    The grant of an incentive stock option under the 2007 Plan will not result in any federal income tax consequences to the optionholder or to the Company. An optionholder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionholder has held the shares of Common Stock. If the optionholder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionholder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the optionholder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionholder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the option holder’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an option holder’s alternative minimum tax liability exceeds such option holder’s regular income tax liability, the optionholder will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionholder must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock.    The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights.    Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR can be considered non-qualified deferred compensation and subject to the new Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

Restricted Stock Units.    Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to the new Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code

Section 409A will result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

New Plan Benefits

As of the date of this Proxy Statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options under the 2007 Plan. The benefits to be received by the Company’s directors, executive officers, employees and consultants pursuant to the 2007 Plan are not determinable at this time.

Required Vote

The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of the 2007 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2007 PLAN.

PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Grant Thornton LLP has been selected by the Board of Directors and the Audit Committee to be the Company’s independent auditors for the Company’s fiscal year ending December 31, 2007. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board of Directors and the Audit Committee will review our future selection of independent auditors.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Grant Thornton LLP performed services for the Company in fiscal years 2005 and 2006 related to financial statement audit work, quarterly reviews, quarterly earnings release reviews, tax services, special projects and other ongoing consulting projects. Fees paid for services rendered by Grant Thornton LLP in fiscal years 2005 and 2006, or fees paid in fiscal years 2005 and 2006, as the case may be, were as follows:

	2005	2006
Audit Fees(1)	$909,648	$942,630
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$52,955	$57,846
All Other Fees(4)	$0	$0

(1)	Audit fees represent fees for the audit of consolidated financial statements for the fiscal year ended December 31, 2006, audit of internal controls over financial reporting as of December 31, 2006 and the review of consolidated financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit related fees represent fees for professional services provided in connection with the audit of our annual financial statements and advice on accounting matters that arose during the provision of the audit services.
(3)	Tax fees represent fees for professional services provided in connection with the preparation of our federal and state tax returns and advisory services for other tax compliance matters.
(4)	All other fees represent fees for audits of our 401(k) and Employee Stock Ownership Benefits.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Grant Thornton LLP, the Company’s independent registered public accounting firm, must be approved in advance by the Audit Committee to assure that such services do not impair the auditors’ independence from the Company. In April 2004, the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or categories of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management. The Company’s independent auditors and Chief Financial Officer are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date. The Audit Committee pre-approved all of the Audit-Related Fees, Tax Fees and All Other Fees described above.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee currently has three members, consisting of three independent directors, William J. Dawson, Robert C. Hood and Ronald H. Zech. The Company’s management is responsible for the Company’s internal controls, financial reporting, compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board of Directors (United States) generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as well as the independence and performance of the Company’s registered public accounting firm. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent accountants.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2006 and audit of internal control over financial reporting as of December 31, 2006 with management.

2.	The Audit Committee has discussed with Grant Thornton LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented to date.

3.	The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board of Directors Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented to date, and has discussed with Grant Thornton LLP its independence.

4.	Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, that was filed with the Securities and Exchange Commission on March 14, 2007.

Submitted by the Audit Committee:

William J. Dawson

Robert C. Hood

Ronald H. Zech

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present or represented at the Annual Meeting is required to approve the ratification of the selection of Grant Thornton LLP as our independent auditors for year 2007. Abstentions and broker “non-votes” will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

FINANCIAL AND OTHER INFORMATION

We filed an annual report on Form 10-K for the fiscal year ended December 31, 2006 with the Securities and Exchange Commission on March 14, 2007 and a quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2006 with the Securities and Exchange Commission on November 2, 2006. Our annual report on Form 10-K for the fiscal year ended December 31, 2006 has been mailed concurrently with the mailing of these proxy materials to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

All materials filed by us with the Securities and Exchange Commission can be obtained at the Commissions Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549 or through the Commission’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. However, upon written request to our Secretary at the address of our principal executive offices at 5700 Las Positas Road, Livermore, California 94551-7800 or by telephone to (925) 606-9200, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request. Similarly, you may also contact our Secretary if you received multiple copies of the annual report or proxy statement and would prefer to receive a single copy in the future.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Randle F. Rose

Vice President of Administration and Secretary

April 30, 2007

Livermore, California

Appendix A

McGRATH RENTCORP

2007 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

(ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means McGrath RentCorp, a California corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Plan” means this 2007 Stock Incentive Plan.

(ff) “Related Entity” means any Parent or Subsidiary of the Company.

(gg) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(hh) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ii) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(kk) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(ll) “Share” means a share of the Common Stock.

(mm) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is one million eight hundred seventy-five thousand (1,875,000) Shares, plus the number of Shares that remain available for grants of awards under the Company’s 1998 Stock Option Plan (the “1998 Plan”) as of the date the Plan is approved by the Company’s shareholders, plus any Shares that would otherwise return to the 1998 Plan as a result of forfeiture, termination or expiration of awards previously granted under the 1998 Plan (ignoring the termination or expiration of the 1998 Plan for the purpose of determining the number of Shares available for the Plan); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is one million eight hundred seventy-five thousand (1,875,000) Shares. Notwithstanding the foregoing, any Shares issued in connection with Awards other than Options and SARs shall be counted against the limit set forth herein as two (2) Shares for every one (1) Share issued in connection with such Award (and shall be counted as two (2) Shares for every one (1) Share returned or deemed not have been issued from the Plan pursuant to Section 3(b) below in connection with Awards other than Options and SARs). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to shareholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock or other Award shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to shareholder approval;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock or Restricted Stock Units, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share and (xviii) gross profit. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be one million five hundred thousand (1,500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A) for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause within twelve (12) months after the Corporate Transaction; and

(B) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. For Awards that have an exercise feature, the portion of the Award that is not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement, following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause within twelve (12) months after a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately upon the termination of such Continuous Service.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the shareholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Shareholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the shareholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

McGRATH RENTCORP

PROXY

The Board of Directors solicits this Proxy for the Annual Meeting of Shareholders to be held on Wednesday, June 6, 2007, at 2:00 p.m., local time, at our corporate offices and our Northern California modular sales & inventory center, at 5700 Las Positas Road, Livermore, CA 94551.

The undersigned hereby constitutes and appoints Robert P. McGrath and Randle F. Rose, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the record date for the Meeting.

Proposal No. 1:	Election of Directors

☐

FOR the election of William J. Dawson, Robert C. Hood, Dennis C. Kakures, Joan M. McGrath, Robert P. McGrath, Dennis P. Stradford and Ronald H. Zech as directors (to withhold authority to vote for any individual nominee and vote for all other nominees, strike a line through the nominee’s name);

or
☐ WITHHOLD AUTHORITY to vote for all of the nominees for director listed above.

Proposal No. 2:	Approval of the McGrath RentCorp 2007 Stock Incentive Plan;

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal No. 3:	Ratification of the appointment of Grant Thornton LLP as McGrath RentCorp’s independent public accountants for the year ending December 31, 2007.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote FOR the nominees named above and FOR each of Proposals No. 2 and No. 3. The shares represented by this Proxy will be voted as directed above; if no specification is made, the shares will be voted FOR said nominees and proposals. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2006 Annual Report to Shareholders furnished with this Proxy.

Dated: , 2007

Signature

Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE RETURN THIS SIGNED AND DATED PROXY

IN THE ACCOMPANYING ADDRESSED ENVELOPE